Exhibit 99-1

                                POWER OF ATTORNEY

                  The undersigned hereby constitutes and appoints Eduardo Valdes Acra and Rafael Robles Miaja, and each of them singly, as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for it and in its name, place and stead and on its behalf, in any and all capacities, to sign any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Grupo Televisa, S.A., a sociedad anonima, and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) (collectively, the "Filings"), and to file on its behalf any such Filings required to be filed pursuant to the United States Securities Exchange Act of 1934, as amended, with the United States Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof, and this power of attorney shall be irrevocable until December 31, 2008.



June 29, 2005                             BANCO INBURSA S.A., INSTITUCION DE
                                          BANCA MULTIPLE, GRUPO FINANCIERO
                                          INBURSA, DIVISION FIDUCIARIA, AS
                                          TRUSTEE OF TRUST NO. F/0008


                                          By:  /s/ Raul Zepeda
                                               ---------------
                                          Name:  Raul Zepeda
                                          Title: Attorney-in-fact